UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: September 3, 2019
(Date of earliest event reported)

Commission file number 1-34192

MAXIM INTEGRATED PRODUCTS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2896096 (I.R.S. Employer I. D. No.)

160 Rio Robles
San Jose, California 95134
(Address of Principal Executive Offices including Zip Code)

(408) 601-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common stock, $0.001 par value	Trading Symbol MXIM	Name of each exchange on which registered The NASDAQ Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 3, 2019, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Maxim Integrated Products, Inc. (the “Company”) approved for certain executive officers of the Company (i) cash bonuses for their performance during fiscal year 2019 and (ii) base salary adjustments.

Cash bonuses awarded to the principal executive officer, principal financial officer, and other named executive officers of the Company (collectively, the “NEOs”) that will appear in our proxy statement for our Annual Meeting of Stockholders to be held on November 7, 2019, along with base salary adjustments, if any, are set forth in the table below. In fiscal year 2019, the Company’s revenue, operating income, and earnings per share declined compared to the year before, given a soft macroeconomic environment. As a result, fiscal year 2019 performance bonuses for our NEOs decreased by approximately 30% to 45% compared to the prior year.

Name	Title	Fiscal Year 2019 Performance Bonuses	New Base Salary
Tunç Doluca	President and Chief Executive Officer	$1,329,000	$825,000
Bruce E. Kiddoo	Senior Vice President and former Chief Financial Officer	$587,000	$465,000 (no change from prior year)
Edwin B. Medlin	Senior Vice President, Chief Legal, Administrative, and Compliance Officer	$471,000	$445,000
Vivek Jain	Senior Vice President, Technology and Manufacturing Group	$455,000	$445,000
Bryan Preeshl	Senior Vice President, Quality	$295,000	$335,000

Additionally, the Compensation Committee approved a cash incentive compensation plan for our Chief Executive Officer and executive officers reporting to the Chief Executive Officer (collectively, “Senior Officers”) applicable to fiscal year 2020 performance (the “2020 Incentive Compensation Plan”).

Under the 2020 Incentive Compensation Plan, the aggregate target cash bonus available for distribution to all Senior Officers of the Company is 0.45% of the Company’s fiscal year 2020 operating income as determined under U.S. Generally Accepted Accounting Principles (“GAAP”), excluding the effect of special items. In the event operating income, excluding the effect of special items, for fiscal year 2020 is not at least 50% of the target operating income for fiscal year 2020, then there will not be any funds earned under the 2020 Incentive Compensation Plan for Senior Officers. Each Senior Officer’s individual target bonus is based upon their Company impact percentage points. Each Senior Officer’s actual performance bonus is determined based upon the Company’s operating income, excluding the effect of special items, for fiscal year 2020 as determined under GAAP, their Company impact percentage points, and each individual’s performance, including achieving target revenue for the year, and in no event may their actual bonus exceed two-hundred percent (200%) of their target bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: September 9, 2019

MAXIM INTEGRATED PRODUCTS, INC.
By:	/s/ Mark Casper
Mark Casper Vice President and General Counsel